UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2006

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4373	86-0654102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, AZ
85258
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 480-607-2635
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Exhibits.
SIGNATURES
Exhibit Index
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 8.01 Other Events.
On September 11, 2006, the Bankruptcy Plan (the “Plan”) of Three Five Systems, Inc. (the “Registrant”) became effective. In accordance with the Plan, a new board of directors (the “Board”) was established. The Board has reviewed the financial statements filed by the Registrant with the bankruptcy court during the bankruptcy case and has noted that, while such financial information was sufficient for purposes of the bankruptcy rules and process, they were not prepared in accordance with generally accepted accounting principles in the United States. Accordingly, the Board has determined that they have limited use for making investment decisions. Additional information regarding the financial statements filed with the bankruptcy court and general information regarding the bankruptcy case and plan, can be found in the attached Exhibits 99.1, 99.2, 99.3 and 99.4, the Registrant’s disclosure statement and Plan filed in its bankruptcy case and the orders of the bankruptcy court approving same.
Additionally, the Registrant has not filed its annual report on the Securities Exchange Commission’s (the “Commission”) Form 10-K for the year ended December 31, 2005 or its quarterly reports on the Commission’s Form 10-Q for the quarters ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.
      The Registrant does not have any continuing business operations and the Registrant’s Plan calls for the Registrant to liquidate its remaining assets. Therefore, the Registrant does not anticipate filing any annual or quarterly reports with the Commission in the future. Furthermore, the Registrant will not be securing audited financial statements and will not be disclosing future financial information to investors other than what is required to be filed in the bankruptcy case.
Item 9.01 Exhibits.

99.1	Disclosure Statement of the Registrant, dated March 15, 2006.

99.2	Bankruptcy Plan, dated March 15, 2006.

99.3	Order approving the Disclosure Statement, dated March 24, 2006.

99.4	Order confirming the Plan, dated August 30, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.

Date: November 4, 2006	By: /s/ Sid Harris
Name: Sid Harris
Title: Secretary

Exhibit Index

99.1	Disclosure Statement of the Registrant, dated March 15, 2006.

99.2	Bankruptcy Plan, dated March 15, 2006.

99.3	Order approving the Disclosure Statement, dated March 24, 2006.

99.4	Order confirming the Plan, dated August 30, 2006.